UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2014

ORIGINOIL, INC.
(Name of registrant as specified in its charter)

Nevada (State or other jurisdiction of Incorporation or organization) 5645 West Adams Boulevard Los Angeles, California (Address of principal executive offices)	333-147980 (Commission File Number)	26-0287664 (I.R.S. Employer Identification Number) 90016 (Zip Code)

Registrant’s telephone number, including area code: (323) 939-6645

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On January 10, 2014, the Board of Directors of OriginOil, Inc. (the “Company”) appointed Jean-Louis Kindler, age 51, as director, effective immediately.

Mr. Kindler is a veteran of 25 years as both a top executive and engineer in environmental technologies. He joins the Company after three years as co-founder in 2010 of Ennesys, the company’s French joint venture, where he designed its acclaimed patent-pending waste-to-energy system. Prior to that from 2006 to 2009, he served as CEO of MHS Equipment, a French nanotechnologies equipment manufacturing firm, where he led the development of a revolutionary fuel cell process. Earlier in his career he spent twenty years in Japan which gave him a unique insight into the fast-growing Asian markets. There, as principal of incubator Pacific Junction Corporation, Mr. Kindler completed various assignments such as technology sourcing for the French industrial group Alstom, implementing a hydrogen production system using waste biomass as feedstock, and developing the market for a fluids mixing technology that helped inspire early the Company inventions. Mr. Kindler holds a Masters in Economics and Public Policies from the Institute of Political Sciences in Lyon, France, and an MBA in International Management.

Mr. Kindler has no family relationship with any of the Company's executive officers or directors. There are no arrangements or understandings between Mr. Kindler and any other person pursuant to which he was appointed as director. Other than Mr. Kindler’s recent appointment as a consultant and his proposed appointment as Chief Commercial Officer, there have been no related party transactions in the past two years in which the Company was or is to be a party, in which Mr. Kindler has, or will have, a direct or indirect material interest.

Resignation of Director

On January 10, 2014, Ivan Ivankovich notified the Company of his resignation from the Board of Directors of the Company, effective January 31, 2014. He resigned for personal reasons and there were no disagreements between Mr. Ivankovich and the Company or any officer or director of the Company in connection with his resignation.

Management Restricted Stock Grant Awards

On January 10, 2014, the Company’s board of directors authorized the entering into of Restricted Stock Grant Agreements (the “RSGAs”) providing for the grant of 30,000,000 shares of common stock to T. Riggs Eckelberry, the Company’s Chief Executive Officer and Chairman, 7,500,000 shares of common stock to Nicholas Eckelberry, a Company founder and brother of T. Riggs Eckelberry, 3,750,000 shares of common stock to William Charneski, the Company’s Chief Operations Officer and 3,750,000 shares of common stock to Jean-Louis Kindler, the Company’s Chief Commercial Officer and director. The purpose of the RSGAs is to create management incentives to improve the economic performance of the Company and to increase its value and stock price. All shares issuable under the RSGAs are performance shares and none have yet vested nor been issued.

The RSGAs provide that the shares shall be eligible for issuance in tranches subject to the satisfaction of the following performance goals: (i) 20% shall be issued if the Company market capitalization exceeds $15 million (market capitalization defined as Company shares of common stock issued and outstanding multiplied by the average closing trade price of the Company's common stock on any 15 of the 20 trading days immediately prior to the date of determination); (ii) 30% shall be issued if the consolidated gross revenue of the Company, calculated in accordance with GAAP, equals or exceeds $2,500,000 for the trailing twelve month period; and (iii) 50% shall be issued if the Company’s consolidated net profit, calculated in accordance with GAAP, equals or exceeds $500,000 for the trailing twelve month period.

The RSGAs further provide that if a performance goal has been met, the shares associated with that particular performance goal shall be eligible for vesting on a monthly basis according to the following formula:

Monthly Number of Vested Shares =	5% x Prior Monthly Trade Value
Fair Market Value of the Corporation’s Shares

Monthly Trade Value is defined in the RSGAs as the aggregate sum of the Daily Trade Value in a calendar month.  The Daily Trade Value is defined in the RSGAs as the closing trade price of the Company’s shares of common stock multiplied by the daily trade volume.  For example, if the closing trade price was $1.00 and the daily trade volume on that day was 500,000 shares, then the Daily Trade Value for that day would be $500,000.  If the Company’s common stock is no longer publicly traded, then the Board of Directors in good faith shall determine the Monthly Number of Vested Shares. If the Prior Monthly Trade Value is less than $50,000, then zero shares that are eligible for vesting shall vest for that month.

The RSGAs provide that in the case of a change of control (as defined in the RSGA) the shares shall become fully vested and shall be issued. In addition, if the grantee ceases to provide any services to the Company, then the shares associated with the unmet performance goals as of the date of such cessation shall immediately be forfeited as of the date of such cessation.  The shares associated with any performance goals met prior to the date the grantee ceases to provide any services to the Company shall continue to vest and be issued to the grantee in accordance with the terms of the RSGAs. Any shares that have not vested within 5 years of becoming eligible for vesting shall be forfeited.

The RSGAs also provide that if the fair market value of the Company’s common stock on the date of issuance is less than the fair market value (as defined in the RSGA) of the Company’s common stock on January 10, 2014 (the date of grant), then the number of shares shall be increased so that the aggregate fair value of shares issuable equals the aggregate fair value that such number of shares would have had on January 10, 2014.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

A copy of the RSGAs with the individual grantees is attached hereto as Exhibits 10.1 through 10.4.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Restricted Stock Grant Agreement dated as of January 10, 2014 between the Company and T. Riggs Eckelberry

10.2	Restricted Stock Grant Agreement dated as of January 10, 2014 between the Company and Nicholas Eckelberry

10.3	Restricted Stock Grant Agreement dated as of January 10, 2014 between the Company and William Charneski

10.4	Restricted Stock Grant Agreement dated as of January 10, 2014 between the Company and Jean Louis-Kindler

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGINOIL, INC.

January 16, 2014	By:	/s/ T. Riggs Eckelberry
Name: T. Riggs Eckelberry
Title: Chief Executive Officer

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